UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 25, 2011

SCIENTIFIC GAMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other Jurisdiction	(IRS Employer
of Incorporation)	Identification Number)

750 Lexington Avenue, New York, New York 10022

(Address of Principal Executive Offices)

(Zip Code)

(212) 754-2233

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

On August 25, 2011, Scientific Games Corporation (the “Company”) and its wholly owned subsidiary, Scientific Games International, Inc. (“SGI” and, together with the Company, “we”), entered into an amendment (the “Amendment”) to the credit agreement, dated as of June 9, 2008, as amended and restated as of February 12, 2010 and amended as of December 16, 2010 and March 11, 2011 (as so amended, the “Credit Agreement”), among SGI, as borrower, the Company, as a guarantor, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”).

In connection with the Amendment, the scheduled maturity date of approximately $247.0 million (or 99%) of the revolving credit facility commitments and approximately $555.8 million (or 98%) of the outstanding term loans under the Credit Agreement was extended from June 9, 2013 to June 30, 2015.  SGI has the flexibility to extend the maturity date of, or reduce or prepay without premium or penalty (other than break-funding costs), the approximately $16.4 million of revolving credit facility commitments and outstanding term loans that were not extended in connection with the Amendment, subject to certain conditions set forth in the Amendment or the Credit Agreement, as applicable.  Under the terms of the Amendment, we will be required to maintain the following revised financial ratios:

•                  a “consolidated leverage ratio” (as such term is defined in the Credit Agreement) as of the last day of each fiscal quarter no more than the ratio set forth below with respect to the period during which such fiscal quarter ends:

•                  5.75 to 1.00 (through December 31, 2013);

•                  5.50 to 1.00 (January 1, 2014 through December 31, 2014); and

•                  5.25 to 1.00 (January 1, 2015 and thereafter); and

•                  a “consolidated senior debt ratio” (as such term is defined in the Credit Agreement) as of the last day of each fiscal quarter no more than 2.75 to 1.00.

The “consolidated interest coverage ratio” (as such term is defined in the Credit Agreement) that we are required to maintain (i.e., not less than 2.25 to 1.00 for any period of four consecutive quarters) was not changed by the Amendment.  We were in compliance with the covenants under the Credit Agreement as of June 30, 2011.

Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at SGI’s option, either (1) a base rate determined by reference to the higher of (a) the prime rate of JPMorgan, (b) the federal funds effective rate plus 0.50% and (c) the LIBOR rate for a deposit in dollars with a maturity of one month plus 1.00%, or (2) a reserve-adjusted LIBOR rate, in each case plus an applicable margin based on the consolidated leverage ratio as set forth in a grid.  Under the terms of the Amendment, the two lowest applicable margin levels in the grid were eliminated such that the applicable margin now varies based on the consolidated leverage ratio from 1.50% to 2.50% above the base rate for base rate loans, and from 2.50% to 3.50% above LIBOR for LIBOR-based loans.

The Amendment provides for additional refinancing flexibility in the form of (i) permitted bank debt or debt securities that may be unsecured or secured on a pari passu or junior basis with the collateral securing the obligations under the Credit Agreement and (ii) replacement facilities under the Credit Agreement that can be used to refinance either the term loans or the revolving commitments under the Credit Agreement in whole.  In addition, SGI will have the capability to request one or more additional tranches of term loans, increase the existing tranche of term loans or increase the revolving commitments in an amount not to exceed $200 million after the effective date of the Amendment (the “Incremental Facility”).  In lieu of incurring additional indebtedness pursuant to the Incremental Facility, the Amendment also provides SGI with the flexibility to incur additional incremental indebtedness in the form of one or more series of debt securities in an aggregate principal amount not to exceed the amounts allowed to be incurred under the Incremental Facility.

In addition, the Amendment renews most of the negative covenant baskets as of the effective date of the Amendment and provides investment flexibility for SGI by allowing the borrower to move capital stock, property and cash from non-guarantor subsidiaries to loan parties and then back to non-guarantor subsidiaries, subject to certain limitations set forth in the Credit Agreement.  The Amendment also provides SGI the ability to use an existing restricted payment basket comprised of $200 million plus a permitted expenditure amount that is based in part on the cumulative consolidated net income of the Company for investments and prepayments of certain indebtedness.

In connection with the Amendment, SGI agreed to pay an aggregate of approximately $6.3 million of fees and expenses to (or for the benefit of) the consenting and new lenders.

The foregoing does not constitute a complete summary of the terms of the Amendment, which is attached hereto as Exhibit 10.1.  The description of the terms of the Amendment is qualified in its entirety by reference to such exhibit.

Section 2 — Financial Information

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1

Second Amendment and Restatement Agreement, dated as of August 25, 2011, among SGI, as borrower, the Company, as guarantor, the several lenders from time to time parties thereto and JPMorgan, as administrative agent, which amended and restated in its entirety the Credit Agreement, dated as of June 9, 2008 as amended and restated as of February 12, 2010 and amended as of December 16, 2010 and March 11, 2011 among such parties, as set forth in Exhibit A to such Second Amendment and Restatement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Jeffrey S. Lipkin
	Name:	Jeffrey S. Lipkin
	Title:	Senior Vice President and Chief Financial Officer

Date:  August 31, 2011

Exhibit Index

Exhibit No.	Description

10.1

Second Amendment and Restatement Agreement, dated as of August 25, 2011, among SGI, as borrower, the Company, as guarantor, the several lenders from time to time parties thereto and JPMorgan, as administrative agent, which amended and restated in its entirety the Credit Agreement, dated as of June 9, 2008 as amended and restated as of February 12, 2010 and amended as of December 16, 2010 and March 11, 2011 among such parties, as set forth in Exhibit A to such Second Amendment and Restatement Agreement.